LFTD PARTNERS INC.

April 11, 2025

Via Email

John Murray (jmurray@sustaininnovate.com) Erik Carlson at (ecarlson@sustaininnovate.com)

John and Erik,

Reference is hereby made to the following Letters of Intent (the "Letters of Intent"): (1) Letter of Intent - SI and Marijuana Subsidiaries dated as of February 19, 2025, by and among LIFO, Lifted, Gerard M. Jacobs ("GMJ"), Nicholas S. Warrender ("NSW"), William C. Jacobs ("WCJ"), Sustainable Innovations Inc. ("SI"), Sustainable Craft Grow #1, LLC, Sustainable Transporter #1, LLC, Sustainable Transporter #2, LLC, Illinois Kindness Four, LLC, L. John Murray ("JM"), and Erik Carlson ("EC"); (2) Letter of Intent - TMD dated as of February 19, 2025, by and among LIFO, Lifted, GMJ, NSW, WCJ, SI, TMD Ventures, LLC, JM, Karim "Joe" Murray, and EC; (3) Letter of Intent - Real Estate Companies dated as of February 19, 2025, by and among LIFO, Lifted, GMJ, NSW, WCJ, Sustainable Properties, LLC, 1221Research Parkway, LLC, 2422 N. Main, LLC, JM, Joshua Gillan and EC; (4) Letter of Intent - Hemp and Retail dated as of February 19, 2025, by and among LIFO, Lifted, GMJ, NSW, WCJ, Sustainable Growers, LLC, Sustainable Innovations Development Company, LLC, Buckbee Seed Co., LLC, Buckbee Seed Company, LLC, SEED II, Downtown Rockford Restaurant, LLC, Northtown Restaurant, LLC, JM and EC; and (5) Letter of Intent - Boards of Directors and Executives dated as of February 19, 2025, by and among LIFO, Lifted, GMJ, NSW, WCJ, JM and EC.

In the course of our ongoing review and negotiations, we have concluded in good faith that the conditions, expectations, and objectives underlying the Letters of Intent cannot reasonably be satisfied on acceptable terms. Consequently, LIFO hereby formally notifies each of you and your affiliates that the Letters of Intent are hereby terminated, effective immediately. Please be advised that LIFO considers the Letters of Intent null and void as of the date of this letter, with no further force or effect, and that LIFO will not proceed with any of the transactions contemplated by the Letters of Intent. Nothing herein shall be deemed a waiver of any rights, remedies, or claims that LIFO or its affiliates may have at law or in equity.

Sincerely,

LFTD Partners Inc.

By/s/ Gerard M. Jacobs

Gerard M. Jacobs, Chairman and CEO